Exhibit 99.1

Selective Announces CFO Transition

BRANCHVILLE, N.J. – October 3, 2023 – Selective Insurance Group, Inc. (Nasdaq: SIGI) today announced that Mark Wilcox, Executive Vice President, Chief Financial Officer, has resigned from Selective, effective November 3, 2023, to become CFO at another financial services company. Mr. Wilcox will continue in his current position until after Selective reports third quarter 2023 earnings.

Anthony (Tony) Harnett, Senior Vice President, Chief Accounting Officer, will then assume the additional role of Interim CFO until a permanent successor is appointed. Selective has initiated a global search process to identify a new CFO.

“Mark has been my trusted partner and an excellent leader of our Finance team for nearly seven years,” said John Marchioni, Selective’s Chairman, President and Chief Executive Officer. “On behalf of the Board of Directors and our entire team, I thank Mark for his many contributions. Throughout his time with Selective, we have continued to deliver consecutive double-digit non-GAAP operating returns on equity. We are pleased that he will assist us in a seamless transition and wish him well in his future endeavors.”

Mr. Wilcox said, “It has been an honor to be a part of Selective and work alongside John and such a talented team. With its strong financial profile and flexibility, I am confident that Selective is well-positioned to continue delivering profitable growth over the long term. I look forward to watching its continued success.”

Mr. Marchioni continued, “We are fortunate to have someone of Tony’s caliber step into the Interim CFO role. Tony is a seasoned executive with nearly 30 years of finance and accounting experience. Having served as Selective’s Chief Accounting Officer since 2016, he has extensive knowledge of the Company and our financials. We are confident that Tony, with the support of our strong Finance team, is well equipped to support the continued execution of our financial priorities while we search for a permanent CFO.”

The Company will announce its third quarter 2023 earnings on Wednesday, November 1, 2023, after market close and has scheduled a conference call to discuss results on Thursday, November 2, 2023 at 11:00 AM ET.

About Tony Harnett

Mr. Harnett currently serves as Senior Vice President, Chief Accounting Officer of Selective Insurance. He joined the Company in 1999 as a Senior Accountant and held various finance positions before he was promoted to Vice President, Controller in 2008 and Senior Vice President, Corporate Controller in 2010. He has extensive experience in auditing, financial analysis and reporting, and risk management. Mr. Harnett previously held financial roles at Toys“R”Us and Deloitte. He earned a bachelor’s degree in Accounting from Albright College in Pennsylvania and is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2023 and certification as a Great Place to Work® in 2023 for the fourth consecutive year. For more information about Selective, visit www.Selective.com.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Media Contact

Jamie Beal

Vice President, Director of Communications

Jamie.Beal@Selective.com

Investor Contact

Brad Wilson

Senior Vice President, Investor Relations and Treasurer

Brad.Wilson@Selective.com